Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

On October 6, 2022 Hillenbrand, Inc. (the “Company” or “Hillenbrand”) completed its previously announced acquisition (the “Acquisition”) of LINXIS Group SAS (“Linxis”) from IBERIS INTERNATIONAL S.À R.L, an affiliate of IK Partners, and additional sellers (collectively, the “Sellers”), for total aggregate consideration of $590.8 million (€596.2 million), in cash, reflecting an approximate enterprise value of $566.8 (€572.0) plus cash acquired at closing, subject to post-closing adjustments. With a global manufacturing, sales and footprint, Linxis specializes in design, manufacturing, and service of dosing, kneading, mixing, granulating, drying and coating technologies. As a result of the Acquisition, Linxis became a wholly owned subsidiary of the Company.

Hillenbrand financed the Acquisition by drawing $590.8 million (€596.2 million) from the Company’s existing revolving credit facility (the “Debt Financing”). The revolving credit facility is governed by the Fourth Amended and Restated Credit Agreement that the Company entered into on June 8, 2022, and has a maximum principal amount available for borrowing of $1,000.0 million.

The following unaudited pro forma condensed combined balance sheet has been prepared in accordance with Article 11 of Regulation S-X. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, gives effect to the Acquisition and the Debt Financing, as if those transactions had been completed on June 30, 2022, and combines the unaudited consolidated balance sheet of Hillenbrand as of June 30, 2022, with unaudited consolidated balance sheet of Linxis as of June 30, 2022.

As a result of acquiring Linxis, and based on the criteria in Rule 3-05 of Regulation S-X, the Company would ordinarily be required to file certain historical audited financial statements for Linxis and corresponding pro forma financial information pursuant to Article 11 of Regulation S-X. However, because the Company believed that Linxis’ full financial statements would not be material to the Company’s shareholders and would be of limited value to investors, the Company requested relief from the SEC from the requirements under Rule 3-05 and Article 11 of Regulation S-X to file audited financial statements and pro forma financial information in connection with the Acquisition. In response to the waiver request, the SEC advised the Company that it could file an audited statement of assets acquired and liabilities assumed as of the closing date of October 6, 2022 and a related pro forma balance sheet in lieu of the full financial statements of Linxis and any pro forma financial statements. An unaudited pro forma condensed combined statement of operations has therefore been excluded from this filing.

The historical consolidated balance sheets of Hillenbrand and Linxis have been adjusted in the accompanying unaudited pro forma condensed combined balance sheet to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition and the Debt Financing, in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The following unaudited pro forma condensed combined balance sheet of Hillenbrand includes adjustments for the following:

•	certain reclassifications to conform the Linxis historical consolidated balance sheet presentation to Hillenbrand’s presentation;
•	the conversion of the Linxis historical consolidated balance sheet prepared in accordance with French Generally Accepted Accounting Principles (“French GAAP”) to U.S. GAAP;
•	the conversion of the Linxis historical consolidated balance sheet from Euros to U.S. dollars;
•	application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification, or ASC Topic 805, Business Combinations (“ASC 805”) to reflect the estimated consideration transferred in exchange for all of the issued and outstanding securities of Linxis;
•	proceeds and uses of the Debt Financing related to the Acquisition; and
•	transaction costs incurred in connection with the Acquisition

The following unaudited pro forma condensed combined balance sheet and related notes are based on the following historical financial statements and accompanying notes:

•	the separate unaudited condensed consolidated balance sheet of Hillenbrand as of June 30, 2022, and the related notes, included in Hillenbrand’s Quarterly Report on Form 10-Q as of and for the period ended June 30, 2022; and
•	Linxis’ unaudited consolidated balance sheet as of June 30, 2022

The unaudited pro forma condensed combined balance sheet has been prepared for illustrative and informational purposes only and is not necessarily indicative of what Hillenbrand's consolidated financial position actually would have been had the Acquisition and Debt Financing been completed as of June 30, 2022. In addition, the unaudited pro forma condensed combined balance sheet does not purport to project the consolidated financial position of Hillenbrand after the Acquisition. The unaudited pro forma condensed combined balance sheet contains preliminary adjustments, which are based on information available to management; accordingly, such adjustments are subject to change and the impact of such changes may be material.

Hillenbrand, Inc

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of June 30, 2022
	Historical
(in millions)	Hillenbrand	Linxis U.S. GAAP as Adjusted (Note 2)	Debt Financing Transaction Accounting Adjustments		(Note 4)	Linxis Acquisition Transaction Accounting Adjustments	(Note 4)	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$284.4	$41.2		$624.7	(A)	$(638.5)	(A)	$311.8
Trade receivables, net	304.8	23.4				-		328.2
Receivables from long-term manufacturing contracts, net	197.0	58.2				(47.1)	(B)	208.1
Inventories, net	506.1	63.3				20.9	(C)	590.3
Prepaid expenses and other current assets	111.9	11.3				-		123.2
Total Current Assets	1,404.2	197.4		624.7		(664.7)		1,561.6
Property, plant, and equipment, net	280.9	26.0				12.8	(D)	319.7
Operating lease right-of-use assets, net	128.3	11.8				-		140.1
Intangible assets, net	849.3	2.0				255.8	(E)	1,107.1
Goodwill	1,132.5	345.5				5.9	(F)	1,483.9
Other long-term assets	98.5	2.5				(1.4)	(G)	99.6
Total Assets	$3,893.7	$585.2		$624.7		$(391.6)		$4,712.0

LIABILITIES
Current Liabilities
Trade accounts payable	$438.7	$23.1	$			$-		$461.8
Liabilities from long-term manufacturing contracts and advances	253.1	85.7				(47.1)	(B)	291.7
Current portion of long-term debt	-	0.3				-		0.3
Accrued compensation	105.4	11.1				-		116.5
Other current liabilities	257.5	19.0				-		276.5
Total Current liabilities	1,054.7	139.2		-		(47.1)		1,146.8
Long-term debt	1,214.6	203.0		624.7	(A)	(203.0)	(H)	1,839.3
Accrued pension and postretirement healthcare	134.6	4.8				-		139.4
Operating lease liabilities	96.7	9.7				-		106.4
Deferred income taxes	182.2	4.3				80.2	(G)	266.7
Other long-term liabilities	60.6	131.7				(131.4)	(I)	60.9
Total Liabilities	2,743.4	492.7		624.7		(301.3)		3,559.5

SHAREHOLDERS’ EQUITY
Shareholders' equity	1,127.0	91.3				(93.7)	(J)	1,124.6
Noncontrolling interests	23.3	1.2				3.4	(K)	27.9
Total Shareholders’ Equity	1,150.3	92.5		-		(90.3)		1,152.5

Total Liabilities and Shareholders’ Equity	$3,893.7	$585.2		$624.7		$(391.6)		$4,712.0

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

1.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet and related notes are prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines the historical unaudited consolidated balance sheet of Hillenbrand as of June 30, 2022, with historical unaudited consolidated balance sheet of Linxis as of June 30, 2022, giving effect to the Acquisition as if it had been completed on June 30, 2022.

Hillenbrand’s historical consolidated balance sheet was prepared in accordance with U.S. GAAP and presented in U.S. dollars. Linxis’ historical consolidated balance sheet was prepared in accordance with French GAAP and presented in Euros. As discussed in Note 2, the historical Linxis consolidated balance sheet was translated to U.S. dollars and converted from French GAAP into U.S. GAAP. As discussed in Note 2, certain reclassifications were made to align Linxis’ consolidated balance sheet presentation with that of Hillenbrand.

The Linxis historical consolidated balance sheet and reclassification adjustments were translated from Euros to U.S. dollars using the June 30, 2022, exchange rate of 1.0478 for the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined balance sheet was prepared using the acquisition method of accounting in accordance with ASC 805, with Hillenbrand considered the accounting acquirer of Linxis, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial information of Hillenbrand and Linxis. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.

Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Definitive allocations will be performed and finalized by the Company with the services of outside valuation specialists. Accordingly, the purchase price allocation reflected in the unaudited pro forma condensed combined balance sheet is preliminary and subject to revision based on a final determination of fair value. Such revisions may be material.

The unaudited pro forma condensed combined balance sheet does not reflect any anticipated synergies or dyssynergies, operating efficiencies or cost savings that may result from the Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments represent Hillenbrand management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

2.	Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined balance sheet, management performed an analysis of Linxis’ consolidated balance sheet to identify differences in accounting policies compared to those of Hillenbrand, differences in consolidated balance sheet presentation compared to the presentation of Hillenbrand, and differences between French GAAP and U.S. GAAP.

Certain reclassification adjustments have been made to conform Linxis’ historical consolidated balance sheet presentation to Hillenbrand’s consolidated balance sheet presentation. Following the Acquisition, Hillenbrand will finalize the review of Linxis’ accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined balance sheet presented herein.

Refer to the table below for a summary of reclassification adjustments made to present Linxis’ consolidated balance sheet as of June 30, 2022, to conform with that of Hillenbrand:

Linxis Historical Consolidated Balance Sheet Line Items	Hillenbrand Historical Consolidated Balance Sheet Line Items	Linxis Historical (EUR in millions)	Reclassification Adjustments (EUR in millions)	Notes	Linxis Reclassified (EUR in millions)
Cash and cash equivalents	Cash and cash equivalents	39.3	-		$39.3
Accounts receivables and related accounts	Trade receivables, net	77.8	(55.5)	(A)	22.3
	Receivables from long-term manufacturing contracts, net	-	55.5	(A)	55.5
Inventories and work in progress	Inventories, net	60.4	-		60.4
Other receivables	Prepaid expenses and other current assets	11.7	-		11.7
Other financial assets	Prepaid expenses and other current assets	1.2	(1.0)	(B)	0.2
	Other long-term assets	-	1.0	(B)	1.0
Tangible assets	Property, plant, and equipment, net	24.8	-		24.8
Intangible assets	Intangible assets, net	4.4	-		4.4
Goodwill	Goodwill	329.7	-		329.7
Deferred tax assets	Other long-term assets	6.6	-		6.6
Suppliers - accounts payables	Trade accounts payable	22.0	-		22.0
Provisions for risks and liabilities	Other current liabilities	11.7	(5.7)	(C)	6.0
	Accrued pension and postretirement healthcare	-	5.4	(C)	5.4
	Other long-term liabilities	-	0.3	(C)	0.3
Others creditors	Liabilities from long-term manufacturing contracts and advances	102.5	(20.5)	(D)	82.0
	Other current liabilities	-	9.9	(D)	9.9
	Accrued compensation	-	10.6	(D)	10.6
Financial debts	Current portion of long-term debt	320.7	(320.4)	(E)	0.3
	Other current liabilities	-	0.2	(E)	0.2
	Long-term debt	-	194.8	(E)	194.8
	Other long-term liabilities	-	125.4	(E)	125.4
Deferred tax liability	Deferred income taxes	3.3	-		3.3
Total equity	Shareholders' equity	94.6	-		94.6
Minority interests	Noncontrolling interests	1.1	-		1.1

(A)	Represents a reclassification of Linxis’ Accounts receivables and related accounts to Trade receivables, net and Receivables from long-term manufacturing contracts, net.
(B)	Represents a reclassification of Linxis’ Other financial assets to Prepaid expenses and other current assets and Other long-term assets.
(C)	Represents a reclassification of Linxis’ Provisions for risks and liabilities to Other current liabilities, Accrued pension and postretirement healthcare, and Other long-term liabilities.
(D)	Represents a reclassification of Linxis’ Other creditors to Liabilities from long-term manufacturing contracts and advances, Other current liabilities, and Accrued compensation.
(E)	Represents a reclassification of Linxis’ Financial debts to Current portion of long-term debt, Other current liabilities, Long-term debt, Other long-term liabilities.

Additionally, the historical Linxis consolidated balance sheet was presented in millions of Euros in accordance with French GAAP. In order to align the presentation with Hillenbrand, the Linxis consolidated balance sheet was first adjusted from French GAAP to U.S. GAAP and was subsequently translated into millions of U.S. dollars using the June 30, 2022, spot rate of 1.0478 USD to 1.00 EUR.

Refer to the table below for a summary of conversion adjustments made to present Linxis’ consolidated balance sheet as of June 30, 2022, to conform with that of Hillenbrand:

Hillenbrand Consolidated Balance Sheet Line Items	Linxis Reclassified (EUR in millions)	Pro Forma French GAAP to U.S. GAAP Adjustments (EUR in millions)		Historical Linxis U.S. GAAP (EUR in millions)	Historical Linxis U.S. GAAP (USD in millions)
ASSETS
Current Assets
Cash and cash equivalents	39.3			39.3	41.2
Trade receivables, net	22.3			22.3	23.4
Receivables from long-term manufacturing contracts, net	55.5			55.5	58.2
Inventories, net	60.4			60.4	63.3
Prepaid expenses and other current assets	11.9	(1.1)	(A)	10.8	11.3
Total Current Assets	189.4	(1.1)		188.3	197.4
Property, plant, and equipment, net	24.8			24.8	26.0
Operating lease right-of-use assets, net	-	11.3	(B)	11.3	11.8
Intangible assets, net	4.4	(2.5)	(C)	1.9	2.0
Goodwill	329.7			329.7	345.5
Other long-term assets	7.6	(5.2)	(F)	2.4	2.5
Total Assets	555.9	2.5		558.4	585.2

LIABILITIES
Current Liabilities
Trade accounts payable	22.0			22.0	23.1
Liabilities from long-term manufacturing contracts and advances	82.0	(0.2)	(D)	81.8	85.7
Current portion of long-term debt	0.3			0.3	0.3
Accrued compensation	10.6			10.6	11.1
Other current liabilities	16.1	2.0	(B)	18.1	19.0
Total Current Liabilities	131.0	1.8		132.8	139.2
Long-term debt	194.8	(1.1)	(A)	193.7	203.0
Accrued pension and postretirement healthcare	5.4	(0.8)	(E)	4.6	4.8
Operating lease liabilities	-	9.3	(B)	9.3	9.7
Deferred income taxes	3.3	0.8	(F)	4.1	4.3
Other long-term liabilities	125.7			125.7	131.7
Total Liabilities	460.2	10.0		470.2	492.7

SHAREHOLDERS’ EQUITY
Shareholders' equity	94.6	(7.5)	(C), (D), (E), (F)	87.1	91.3
Noncontrolling interests	1.1			1.1	1.2
Total Shareholders’ Equity	95.7	(7.5)		88.2	92.5

Total Liabilities and Shareholders’ Equity	555.9	2.5		558.4	585.2

(A)	Represents an adjustment to reclassify debt issuance costs capitalized as assets under French GAAP to net against face value of the debt pursuant to ASC Topic 835, Interest under U.S. GAAP.
(B)	Represents an adjustment related to the application of ASC Topic 842, Leases to Linxis’ historical consolidated balance sheet to recognize the right-of-use asset and lease liability balances.
(C)	Represents an adjustment to eliminate research and development costs which were capitalized on the Linxis consolidated balance sheet under French GAAP but are not capitalizable under U.S. GAAP.
(D)	Represents an adjustment to reclassify unrealized gains capitalized as assets and unrealized losses capitalized as liabilities, related to the remeasurement of foreign assets and liabilities, to equity consistent with U.S. GAAP.
(E)	Represents an adjustment to the historical pension liability based on an actuarial valuation performed in accordance with US GAAP.
(F)	Represents an adjustment to recognize the impact that the French to U.S. GAAP adjustments had on the historical Linxis deferred tax liability balance.

3.	Preliminary Purchase Price Allocation

Although the Acquisition was consummated on October 6, 2022, and the consideration was paid in Euros at that date, the unaudited pro forma condensed combined balance sheet and the related purchase price allocation are performed as if the Acquisition occurred as of June 30, 2022. As such, the translation from USD to EUR uses an exchange rate as of June 30, 2022, rather than the exchange rate at the closing date of October 6, 2022. Additionally, the repayment of Linxis debt as a component of consideration transferred is based on the debt balance that existed as of June 30, 2022, rather than the debt balance that existing at the closing date as of October 6, 2022. As a result, the consideration transferred calculation for purposes of the unaudited pro forma condensed combined balance sheet differs from the actual amount of consideration transferred as of the closing date which is disclosed in the introductory paragraph as $590.8 million (€596.2 million), subject to post-closing adjustments.

The following is a preliminary estimate of the aggregate consideration paid by Hillenbrand:

(in millions, except exchange rate)	Note		Amount
Cash consideration to Sellers:	(A)
EUR cash consideration to selling shareholders		404.9
EUR to USD exchange rate as of June 30, 2022		1.0478
USD cash consideration to selling shareholders			$424.3
Other cash consideration:	(B)
EUR repayment of Linxis debt, including accrued interest		193.8
EUR cash payment to advisors on behalf of Linxis		8.4
EUR to USD exchange rate as of June 30, 2022		1.0478
USD other cash consideration			$211.8
Preliminary fair value of estimated purchase price consideration			$636.1

The purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Linxis based on their preliminary fair values. As mentioned above in Note 1, the fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable under the circumstances and which are further described in Note 4 below. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined balance sheet.

The preliminary purchase price allocation is presented below (in millions):

Total current assets	$171.2
Property, plant, and equipment	38.8
Intangible assets	257.8
Goodwill (inclusive of the fair value of Linxis noncontrolling interest)	351.4
Other non-current assets	12.9
Total assets acquired	832.1
Total current liabilities	92.1
Total noncurrent liabilities	99.3
Total liabilities assumed	191.4
Net assets acquired (inclusive of the fair value of Linxis noncontrolling interest)	640.7
Less: Fair value of Linxis noncontrolling interest	(4.6)
Total preliminary purchase price	$636.1

4.	Adjustments to the unaudited pro forma condensed combined balance sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(A) Reflects adjustments to Cash and cash equivalents:

(in millions)	Note	Amount
Pro forma Debt Financing transaction accounting adjustments:
Existing credit facility draw	(i)	$624.7

Pro forma Acquisition accounting adjustments:
Cash paid for issued and outstanding Linxis securities	(ii)	(424.3)
Payment of Linxis debt	(iii)	(203.0)
Payment of Linxis transaction costs	(iv)	(8.8)
Payment of Hillenbrand transaction costs	(v)	(2.4)
Total pro forma Acquisition accounting adjustments		$(638.5)

Net pro forma transaction accounting adjustment to Cash and cash equivalents		$(13.8)

i.	Represents the proceeds drawn from the Company’s existing revolving credit facility.
ii.	Represents the cash paid to the Sellers.
iii.	Represents the cash paid by Hillenbrand to settle Linxis’ outstanding balances on its credit facilities, including accrued interest.
iv.	Represents the cash paid for transaction costs incurred by Linxis.
v.	Represents the estimated cash paid for transaction costs incurred by Hillenbrand subsequent to June 30, 2022. These costs consist of legal advisory, financial advisory, accounting and consulting costs.

(B) Reflects an adjustment to Receivables from long-term manufacturing contracts, net and Liabilities from long-term manufacturing contracts and advances to net unbilled receivable and customer advance balances against each other, consistent with Hillenbrand’s accounting policy to net the asset and liability positions against each other when there is a contractual right of set-off.

(C) Reflects adjustments to Inventories, net, based on a preliminary fair value assessment:

(in millions)	Note	Amount
Fair value of inventories acquired	(i)	$84.2
Removal of Linxis’ historical inventories		(63.3)
Pro forma adjustment to Inventories, net		$20.9

i.	Represents the adjustment of acquired Inventories, net to its preliminary estimated fair value.

(D) Reflects adjustments to Property, plant, and equipment, net, based on a preliminary fair value assessment:

(in millions)	Note	Amount
Fair value of equipment acquired	(i)	$38.8
Removal of Linxis’ historical Property, plant, and equipment, net		(26.0)
Pro forma adjustment to Property, plant, and equipment, net`		$12.8

i.	Estimated values for the acquired property, plant, and equipment, net are based on current market values and reproduction and replacement costs of similar assets. The property, plant, and equipment acquired primarily consists of land and land improvements, buildings, machinery, and equipment.

(E) Reflects adjustments to Intangible assets, net, based on a preliminary fair value assessment:

(in millions)	Note	Amount
Fair value of intangible assets acquired	(i)	$257.8
Removal of Linxis’ historical intangible assets		(2.0)
Pro forma adjustment to Intangible assets, net		$255.8

i.	The intangible assets identified were customer relationships and trade names and preliminary fair values for these intangible assets were determined based on the multi-period excess earnings method and the relief from royalty method, respectively.

(F) Reflects an adjustment to Goodwill based on a preliminary fair value assessment:

(in millions)	Note	Amount
Fair value of consideration transferred (inclusive of the fair value of the noncontrolling interest) in excess of the preliminary fair value of assets acquired and liabilities assumed	(i)	$351.4
Removal of Linxis’ historical goodwill		(345.5)
Pro forma adjustment to Goodwill		$5.9

i.	Goodwill represents the excess of the estimated purchase price consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed. Refer to the preliminary purchase price allocation in Note 3.

(G) The following table summarizes the adjustments to other long-term assets and deferred income taxes in conjunction with the preliminary allocation of purchase price consideration disclosed in Note 3.

(in millions)	Note	Amount
Balance of historical Linxis deferred taxes (as of June 30, 2022)		$3.5
Adjustment from French GAAP to U.S. GAAP	(i)	(6.3)
Balance of Linxis deferred taxes under U.S. GAAP (as of June 30, 2022)		(2.8)
Adjustment for acquired inventory	(ii)	(5.5)
Adjustment for acquired property, plant, and equipment	(iii)	(3.6)
Adjustment for acquired intangible assets	(iv)	(72.5)
Pro forma opening Linxis balance of deferred taxes		(84.4)
Pro forma adjustment to deferred taxes	(v)	$(81.6)

Amounts recorded in the unaudited pro forma condensed combined balance sheet:
Deferred tax assets, non-current		0.1
Deferred tax liabilities, non-current		(84.5)
Total		(84.4)

i.	Refer to Reclassification Adjustments in footnote 2 above.
ii.	Reflects a deferred income tax liability resulting from the preliminary fair value adjustment to inventory as disclosed in Note (C) above. The estimate of the deferred income tax liability was determined based on the book and tax basis difference by applying applicable statutory tax rates to the estimated allocation by jurisdiction. This estimate of the deferred tax liability is preliminary and is subject to change based upon Hillenbrand's final determination of the fair values of identifiable intangibles.
iii.	Reflects a deferred income tax liability resulting from the preliminary fair value adjustment to property, plant, and equipment as disclosed in Note (D) above. The estimate of the deferred income tax liability was determined based on the book and tax basis difference by applying applicable statutory tax rates to the estimated allocation by jurisdiction. This estimate of the deferred tax liability is preliminary and is subject to change based upon Hillenbrand's final determination of the fair values of identifiable intangibles.
iv.	Reflects a deferred income tax liability resulting from the preliminary fair value adjustment to intangible assets as disclosed in Note (E) above. The estimate of the deferred income tax liability was determined based on the book and tax basis difference by applying applicable statutory tax rates to the estimated allocation by jurisdiction. This estimate of the deferred tax liability is preliminary and is subject to change based upon Hillenbrand's final determination of the fair values of identifiable intangibles.
v.	The pro forma adjustment to deferred taxes increased the deferred tax liability, recorded within deferred income taxes, by $80.2 million and decreased the deferred income tax asset, recorded within other long-term assets, by $1.4 million.

(H) Reflects an adjustment to Long-term debt to reflect Hillenbrand’s cash settlement of Linxis’ outstanding balances on its credit facilities, including accrued interest.

(I) Reflects an adjustment to Other long-term liabilities to reflect the elimination of third-party bonds payable for Linxis that were acquired by Hillenbrand and became intercompany upon the completion of the acquisition.

(J) Reflects an adjustment to Linxis Shareholders' equity based on the following:

(in millions)	Note	Amount
Transaction costs	(i)	$(2.4)
Removal of Linxis’ historical Shareholders’ equity		(91.3)
Pro forma adjustment to Linxis Shareholders’ equity		$(93.7)

i.	To record estimated transaction costs to be incurred by Hillenbrand and Linxis subsequent to June 30, 2022.

(K) Reflects an adjustment to Linxis Noncontrolling interests based on the following:

(in millions)	Note	Amount
Fair value of Linxis Noncontrolling interests	(i)	$4.6
Removal of Linxis historical Noncontrolling interests		(1.2)
Pro forma adjustment to Linxis Noncontrolling interests		$3.4

i.	The fair value of the outstanding Linxis noncontrolling interests was adjusted to its preliminary fair value.